UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 7, 2016 (Date of earliest event reported)

Legend Oil and Gas, Ltd.

(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-49752 (Commission File Number)	84-1570556 (IRS Employer Identification No.)

555 Northpoint Center East, Suite 400 Alpharetta, GA	30022
(Address of Principal Executive Offices)	Zip Code

(678) 366-4587

(Registrant’s telephone number, including area code)

______________________________________________

(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2016, Alais Griffin, age 43, joined the Company’s Board of Directors.

Ms. Griffin currently serves as the General Counsel of a large, national nonprofit organization.  As the organization’s chief legal officer, she oversees all legal issues concerning the entity's operations.

Prior to joining the nonprofit world, Ms. Griffin was a partner in the Chicago office of an international law firm, where she focused her practice on litigation, compliance and internal investigations, with an emphasis on transportation. As a former senior political appointee in the United States Department of Transportation (DOT), Ms. Griffin brought extensive experience in transportation-related enforcement matters and litigation, as well as unique insights into DOT regulatory compliance, regulatory development and other government processes. She represented clients in a wide variety of enforcement, compliance and financing matters before almost every DOT agency.  She also served as a Steering Committee Member of the American Bar Association's Section of International Law, International Transportation Committee and was elected Vice-Chair before leaving private practice.

Ms. Griffin’s experience also includes assisting with the development and implementation of internal compliance initiatives for multinational companies subject to the Foreign Corrupt Practices Act (FCPA) and other bribery acts, including those in Sub-Saharan Africa. She has spoken both in the United States and abroad on compliance related-topics, including the FCPA and transportation regulations, and has been published widely on regulatory and compliance matters.

From 2009 to 2012, Ms. Griffin served as the Counselor to the DOT General Counsel, where she worked closely with the General Counsel, the Office of the Secretary and other senior political appointees on the Department’s regulatory, policy and litigation matters. She subsequently served as the Chief Counsel for the Federal Motor Carrier Safety Administration, the DOT agency that oversees commercial motor vehicles. As the Agency’s chief legal officer, Ms. Griffin managed FMCSA’s litigation matters as well as the legal and strategic review of Agency policies, programs and regulations. In her capacity as a senior advisor, Alais also worked regularly on legislative and regulatory matters with the White House, other Executive Branch agencies and Congress.

Ms. Griffin received a Bachelor of Arts degree, cum laude general studies, from Harvard University and a JD, cum laude, from Northwestern Pritzker School of Law, where she was Executive Editor of the Northwestern University Law Review and a member of the Order of the Coif.  In 2013, she received the “Outstanding 50 Asian Americans in Business Award” from the Asian American Business Development Center.

Ms. Griffin will receive monthly director fees of $2,000 for her services to the Company as a member of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEGEND OIL AND GAS, LTD.

Date: March 10, 2016	By:	/s/ Warren S. Binderman
Warren S. Binderman President and Chief Financial Officer